Exhibit 99.1

Pacer International Reports Three-fold Increase in Second Quarter Earnings

DUBLIN Ohio, July 28, 2011 (BUSINESS WIRE) –Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three and six month periods ended June 30, 2011.

SECOND QUARTER RESULTS

•	Revenues were $386.3 million. Excluding revenues from the transitioned east-west big box business during 2010, intermodal revenues improved by $27.2 million or 9.8%;

•	Gross margin percentage improved to 12.0% in the 2011 period compared to 11.2% in the 2010 period;

•	Selling, general and administrative expenses decreased $3.2 million or 8%;

•	Income from operations increased $4.3 million or 134% to $7.5 million;

•	Operating margin percentage improved to 1.9% in the 2011 period compared to 0.8% in the 2010 period;

•	Net income increased by $2.8 million to $4.2 million; and

•	Earnings per share increased by $0.08 to earnings per share of $0.12 in 2011.

(In millions, except for per share data)

	2011		2010
	Q1	Q2	Q2
Revenue	$358.4	$386.3	$401.0
Gross margin	$42.1	$46.3	$44.8
Gross margin %	11.7%	12.0%	11.2%
SG&A	$36.5	$37.0	$40.2
Income from operations	3.9	7.5	3.2
Operating margin %	1.1%	1.9%	0.8%
Net income	2.0	4.2	1.4
Earnings per share	$0.06	$0.12	$0.04

“We continued on the track of improved sustainable profitability as our earnings per share increased to $0.12 for the quarter and to $0.18 year-to-date. Our continued focus on growth and leveraging our SG&A has resulted in our positive financial results to date,” said John J. Hafferty, CFO of Pacer.

A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the reconciliation schedules attached to this press release. Significant items affecting comparability between periods are adjusted revenues for 2010, which exclude the revenues from the transitioned east-west big box business from intermodal marketing companies (IMCs).

YEAR-TO-DATE RESULTS

•	Revenues were $744.7 million. Excluding revenues from the transitioned east-west big box business during 2010, intermodal revenues improved by $52.7 million or 9.9%;

•	Gross margin percentage increased to 11.9% in the 2011 period compared to 11.2% in the 2010 period;

•	Selling, general and administrative expenses decreased $5.5 million or 7%;

•	Income from operations increased by $7.6 million or tripled to $11.4 million;

•	Operating margin percentage improved to 1.5% in the 2011 period compared to 0.5% in the 2010 period;

•	Net income increased $5.3 million to $6.2 million; and

•	Earnings per share increased by $0.15 to earnings per share of $0.18 in 2011.

(In millions, except for per share data)

	2011 Year-to-Date	2010 Year-to-Date
Revenue	$744.7	$764.7
Gross margin	$88.4	$85.6
Gross margin %	11.9%	11.2%
SG&A	$73.5	$79.0
Income from operations	11.4	3.8
Operating margin %	1.5%	0.5%
Net income	6.2	0.9
Earnings per share	$0.18	$0.03

“The significant improvement in operating income is a nice reflection of the strides we have made in three areas including delivery of excellent service, capacity allocation decision processes, and cost controls,” said Daniel W. Avramovich, chairman and CEO of Pacer. “We also would like to recognize the hard work and dedication of our employees for their focus on serving our customers and our Company. The fruits of their efforts are resident within our improved operating results.”

2011 GUIDANCE

Given our year-to-date results, we believe it is appropriate to provide updated guidance for the full year of 2011. As a result of our improved margin results, we are increasing our earnings per share guidance by approximately 25%, and now expect earnings per share to range between $0.32 and $0.37 per share. We expect revenues in 2011 to range between $1.500 billion and $1.525 billion.

CONFERENCE CALL TODAY Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 8:30 a.m. ET, today (Thursday, July 28, 2011). To participate, please call five minutes early by dialing (800) 288-8960(in USA) and ask for “Pacer International 2nd Quarter Earnings Call.” International callers can dial (612) 332-0342.

An audio-only, simultaneous Webcast of the live conference call can be accessed through the Investors link on the company’s website at www.pacer.com. For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from July 28, 2011 at 11:00 a.m. ET to August 28, 2011 at 11:59 p.m. ET. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 209929. During such period, the replay also can be accessed through the Investors link on the company’s website at www.pacer.com

ABOUT PACER INTERNATIONAL (www.pacer.com)

Pacer International, a leading asset-light North American freight transportation and logistics services provider, offers a broad array of services to facilitate the movement of freight from origin to destination through its intermodal and logistics operating segments. The intermodal segment offers container capacity, integrated local transportation services, and door-to-door intermodal shipment management. The logistics segment provides truck brokerage, warehousing and distribution, international freight forwarding, and supply-chain management services. For more information on Pacer International visit www.pacer.com.

SOURCE: Pacer International, Inc.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission. These non-GAAP measures are adjusted revenues, which exclude the impact of the transition of the east-west big box IMC business in 2010. Non-GAAP measures are used by management and the Board of Directors in their analysis of the company’s ongoing core operating performance. Management believes that the non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements, including earnings per share and revenue guidance for fiscal year 2011, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the current U.S. and global economic environment and the timing and strength of economic recovery in the U.S. and internationally; industry trends, including changes in the costs of services from rail, motor, ocean and air transportation providers; changes resulting from our November 2009 arrangements with Union Pacific that have reduced revenues and have compressed margins; changes in the terms of new or replacement contracts with our underlying rail carriers that are less favorable to us relative to our legacy contracts as these expire (including our legacy contract with Union Pacific, expiring in 2011 which continues to apply to our automotive and international lines of business, and our legacy contract with CSX, expiring in 2014); our reliance on Union Pacific to provide us with, and to service and maintain, the equipment used in our business; our ability to borrow amounts under our credit agreement due to borrowing base limitations and/or to comply with the covenants in our credit agreement; increases in interest rates; the loss of one or more of our major customers; the effect of uncertainty surrounding the current economic environment on the transportation needs of our customers; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; the degree and timing of changes in fuel prices, including changes in the fuel costs and surcharges that we pay to our vendors and those that we are able to collect from our customers; changes in international and domestic shipping patterns; availability of qualified personnel; difficulties in selecting, developing and implementing applications and solutions to update or replace our diverse legacy systems; increases in our leverage; and terrorism and acts of war. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 24, 2011. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

####

INVESTOR CONTACT:

Pacer International, Inc.

Steve Markosky, 614-923-1703

VP Investor Relations & Financial Planning & Analysis

steve.markosky@pacer.com

MEDIA CONTACT:

Princeton Partners

Erin Bijas

Senior Account Manager, Public Relations

(609) 452-8500 x118; 732-895-0792 (mobile)

ebijas@princetonpartners.com

Pacer International, Inc.

Unaudited Condensed Consolidated Balance Sheet

(in millions)

	June 30, 2011	December 31, 2010

Assets

Current assets
Cash and cash equivalents	$3.4	$4.2
Accounts receivable, net	152.1	152.5
Prepaid expenses and other	12.8	15.4
Deferred income taxes	6.8	6.3
Assets held for sale	17.7	—

Total current assets	192.8	178.4

Property and equipment
Property and equipment, cost	97.0	97.4
Accumulated depreciation	(53.6)	(53.7)

Property and equipment, net	43.4	43.7

Other assets
Deferred income taxes	20.2	24.3
Other assets	15.3	15.5

Total other assets	35.5	39.8

Total assets	$271.7	$261.9

Liabilities & Equity

Current liabilities
Book overdraft	$1.9	$2.7
Accounts payable and other accrued liabilities	138.2	144.8

Total current liabilities	140.1	147.5

Long-term liabilities
Bank borrowings	24.5	13.4
Other	1.5	2.5

Total long-term liabilities	26.0	15.9

Total liabilities	166.1	163.4

Stockholders’ equity
Common stock	0.4	0.4
Additional paid-in-capital	303.3	302.5
Accumlated deficit	(197.9)	(204.1)
Accumulated other comprehensive loss	(0.2)	(0.3)

Total stockholders’ equity	105.6	98.5

Total liabilities and stockholders’ equity	$271.7	$261.9

Pacer International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Revenues	$386.3	$401.0	$744.7	$764.7

Operating Expenses:
Cost of purchased transportation and services	315.5	332.0	607.8	631.6
Direct operating expense (excluding depreciation)	24.5	24.2	48.5	47.5
Selling, general and administrative expenses	37.0	40.2	73.5	79.0
Depreciation and amortization	1.8	1.4	3.5	2.8

Total operating expenses	378.8	397.8	733.3	760.9

Income from operations	7.5	3.2	11.4	3.8

Interest expense, net	(0.7)	(1.2)	(1.3)	(2.5)

Income before income taxes	6.8	2.0	10.1	1.3

Income tax expense	2.6	0.6	3.9	0.4

Net income	$4.2	$1.4	$6.2	$0.9

Earnings per share:

Basic:
Earnings per share	$0.12	$0.04	$0.18	$0.03

Diluted:
Earnings per share	$0.12	$0.04	$0.18	$0.03

Pacer International, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Six Months Ended
	June 30, 2011	June 30, 2010
Cash Flows from Operating Activities
Net income	$6.2	$0.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3.5	2.8
Gain on sale of property, equipment and other assets	—	(0.2)
Gain on sale lease-back transactions	(0.3)	(0.4)
Deferred taxes	3.5	(2.3)
Stock based compensation expense	1.0	0.7
Changes in operating assets and liabilities:
Accounts receivable, net	0.4	(16.3)
Prepaid expenses and other	2.6	12.2
Accounts payable and other accrued liabilities	(7.4)	16.3
Other long-term assets	0.2	(1.5)
Other long-term liabilities	(0.6)	(1.2)

Net cash provided by operating activities	9.1	11.0

Cash Flows from Investing Activities
Capital expenditures	(3.4)	(4.9)
Purchase of assets held for sale	(17.7)	—
Net proceeds from sale lease-back transaction	—	2.4
Proceeds from sales of property, equipment and other assets	0.2	0.5

Net cash used in investing activities	(20.9)	(2.0)

Cash Flows from Financing Activities
Net borrowings (repayments) under revolving line of credit	11.1	(6.4)
Repurchase and retirement of Pacer common stock	(0.1)	(0.2)
Capital lease obligation repayment	—	(0.2)

Net cash provided by (used in) financing activities	11.0	(6.8)

Net increase (decrease) in cash and cash equivalents	(0.8)	2.2

Cash and cash equivalents - beginning of period	4.2	2.8

Cash and cash equivalents - end of period	$3.4	$5.0

Pacer International, Inc.

Unaudited Results by Segment

(in millions)

	Three Months Ended				Six Months Ended
	2011	2010	Change	% Change	2011	2010	Change	% Change

Revenues
Intermodal	$303.9	$280.4	$23.5	8.4%	$583.4	$544.6	$38.8	7.1%
Logistics	82.5	120.8	(38.3)	(31.7)	161.5	220.6	(59.1)	(26.8)
Inter-segment eliminations	(0.1)	(0.2)	0.1	(50.0)	(0.2)	(0.5)	0.3	(60.0)

Total	386.3	401.0	(14.7)	(3.7)	744.7	764.7	(20.0)	(2.6)

Cost of purchased transportation and services and direct operating expense 1/
Intermodal	270.6	250.2	20.4	8.2	521.4	485.8	35.6	7.3
Logistics	69.5	106.2	(36.7)	(34.6)	135.1	193.8	(58.7)	(30.3)
Inter-segment eliminations	(0.1)	(0.2)	0.1	(50.0)	(0.2)	(0.5)	0.3	(60.0)

Total	340.0	356.2	(16.2)	(4.5)	656.3	679.1	(22.8)	(3.4)

Gross margin
Intermodal	33.3	30.2	3.1	10.3	62.0	58.8	3.2	5.4
Logistics	13.0	14.6	(1.6)	(11.0)	26.4	26.8	(0.4)	(1.5)

Total	$46.3	$44.8	$1.5	3.3%	$88.4	$85.6	$2.8	3.3%

Gross margin percentage
Intermodal	11.0%	10.8%	0.2%		10.6%	10.8%	(0.2)%
Logistics	15.8	12.1	3.7		16.3	12.1	4.2

Total	12.0%	11.2%	0.8%		11.9%	11.2%	0.7%

1/	Direct operating expenses are only incurred in the intermodal segment

Pacer International, Inc.

Reconciliation of GAAP Revenues to Adjusted Revenues

For the Three and Six Months Ended June 30, 2011 and June 30, 2010

(in millions)

	Three Months Ended June 30, 2011			Three Months Ended June 30, 2010				Adjusted Variance 2011 vs 2010	% Adjusted Variance 2011 vs 2010
	GAAP Results	Adjustments	Adjusted Results	GAAP Results	Adjustments		Adjusted Results
Revenues:
Intermodal	$303.9	$—	$303.9	$280.4	$(3.7	) 1/	$276.7	$27.2	9.8%
Logistics	82.5	—	82.5	120.8	—		120.8	(38.3)	(31.7)
Inter-segment elimination	(0.1)	—	(0.1)	(0.2)	—		(0.2)	0.1	(50.0)

	$386.3	$—	$386.3	$401.0	$(3.7)		$397.3	$(11.0)	(2.8)

	Six Months Ended June 30, 2011			Six Months Ended June 30, 2010				Adjusted Variance 2011 vs 2010	% Adjusted Variance 2011 vs 2010
	GAAP Results	Adjustments	Adjusted Results	GAAP Results	Adjustments		Adjusted Results
Revenues:
Intermodal	$583.4	$—	$583.4	$544.6	$(13.9	) 1/	$530.7	$52.7	9.9%
Logistics	161.5	—	161.5	220.6	—		220.6	(59.1)	(26.8)
Inter-segment elimination	(0.2)	—	(0.2)	(0.5)	—		(0.5)	0.3	(60.0)

	$744.7	$—	$744.7	$764.7	$(13.9)		$750.8	$(6.1)	(0.8)

1/	Transitioned east-west big box revenues from intermodal marketing companies.